Investor Relations: Todd Taylor	Media Relations: Timothy G. Weir, APR
Email: ttaylor@accuridecorp.com	Email: tweir@accuridecorp.com
Phone: (812) 962-5105	Phone: (812) 962-5128

FOR IMMEDIATE RELEASE

Accuride Reports Increase in Profitability in Second Quarter 2015
	Second Quarter 2015 results from continuing operations included:
o	Net sales of $185.4 million, up 2.1 percent year-over-year
o	Adjusted EBITDA of $25.9 million, up 11.5 percent year-over-year
o	Net Income of $0.13 per share
	Maintaining 2015 earnings guidance despite reduction in revenue guidance due to Brillion
o	Aftermarket demand for aluminum wheels and Gunite components expected to help offset softer Brillion end markets

EVANSVILLE, Ind. – July 27, 2015 – Accuride Corporation (NYSE: ACW) – a leading supplier of components to the North American commercial vehicle industry – today reported strong financial results for the second quarter ended June 30, 2015, reporting increased year-over-year profitability.

Second Quarter 2015 Results
Second quarter 2015 net sales were $185.4 million, compared with $181.6 million in the same period in 2014, an increase of 2.1 percent, primarily reflecting the impact of stronger industry conditions in the Company's Wheels segment during the quarter.  Accuride's operating income was $14.2 million for the quarter, compared to operating income of $12.3 million in the second quarter of 2014.  The Company reported income from continuing operations of $6.1 million, or $0.13 per share, during the quarter, compared to income from continuing operations of $5.1 million, or $0.11 per share, in 2014.  Second quarter Adjusted EBITDA increased by 11.5 percent year-over-year to $25.9 million, or 14.0 percent of net sales, compared to $23.2 million, or 12.8 percent of net sales, in the same quarter of 2014.  As of June 30, 2015, Accuride had $30.8 million of cash plus $59.4 million in availability under its ABL Credit Facility, for total liquidity of $90.2 million.

Industry Conditions
North American commercial vehicle industry conditions remained robust in the second quarter, with truck and trailer production continuing to increase at a healthy pace.  Class 8, Class 5-7 and Trailer production grew by 20.3 percent, 0.5 percent and 13.4 percent, respectively, over 2014.  Class 8 and Trailer net orders continued to moderate in the quarter, but full-year production is expected to remain strong.  The Class 8 backlog remains high at 42 percent above year-ago levels, while the Trailer backlog is 33 percent above last year.  As a result, few Class 8 OEM production slots remain open for the remainder of the year, and many Trailer makers are completely sold out for 2015.  Demand in the medium duty segment is steady, with backlogs standing 11 percent above year-ago levels.  Fleets are generally optimistic about current industry conditions, despite some driver-shortage constraints.  U.S. freight tonnage is forecasted to steadily increase over the next several years, which will continue to drive future demand for trucks and trailers.

Second Quarter Business Segment Results

Accuride Wheels
Accuride Wheels segment net sales were $114.4 million, up $13.2 million, or 13.1 percent, from the same period in 2014, primarily due to stronger OEM demand and market share gains in the aftermarket.  Wheels' Adjusted EBITDA was $26.1 million, an increase of $5.2 million, or 24.6 percent, from the second quarter of 2014.  Accuride flexed up its expanded aluminum wheel production capacity to accommodate the increase in volume.

Gunite
Gunite segment net sales of $47.0 million were down $1.3 million, or 2.7 percent, from the second quarter of 2014, due primarily to lower pricing related to reduced raw material costs that are passed through to our customers.  Gunite's Adjusted EBITDA increased by $0.4 million to $8.7 million from $8.3 million in the second quarter of 2014.  As previously announced, Gunite secured and began serving a multi-year contract as primary aftermarket brake drum supplier to Daimler Trucks North America.  The Company continues to see increased interest in Gunite's products, as recent independent tests validated that Gunite's 3600A®X brake drum delivers 15 percent longer life than the nearest North American competitor and twice the drum life of offshore competitors.

Brillion Iron Works
Brillion Iron Works' second quarter net sales were $24.0 million, down $8.1 million, or 25.2 percent, from the second quarter of 2014 on lower customer volumes.  Brillion's Adjusted EBITDA was a negative $0.3 million, a decrease of $1.9 million, from the second quarter of 2014.  The Company currently expects Brillion's 2015 net sales will be 15 percent to 20 percent lower year-over-year, as compared to its previous guidance of flat top-line growth.  This primarily reflects the impact of global commodity prices on demand in Brillion's oil and gas, agricultural and mining end markets.

Liquidity and Debt
As of June 30, 2015, total debt was $316.8 million, consisting of $306.8 million of our outstanding 9.5% senior secured notes, net of discount, and a $10.0 million draw on our ABL Credit Facility.  As of June 30, 2015, Accuride had $30.8 million of cash plus $59.4 million in availability under its ABL Credit Facility, for total liquidity of $90.2 million.

Business and Market Outlook
"Accuride achieved record profitability in the quarter as the result of Aftermarket share gains for aluminum wheels, and world-class operating performance and cost containment by Wheels and Gunite," Accuride President and CEO Rick Dauch said.  "Looking ahead to the second half of 2015, we are confident in our outlook for continued strong performance from our Wheels and Gunite businesses.  Conditions in the North American commercial vehicle industry remain robust, with healthy order backlogs and OEM tractor and trailer build schedules pointing to a near-record year for the industry.  In addition, we are experiencing strong demand for aluminum wheels and Gunite drums in the aftermarket.  Customers are actively interested in the quality and test-proven superior durability of our Made-in-the-USA Gunite brake drums.  Both trends enable us to maintain our full-year earnings guidance, despite weaker end-market demand at Brillion.  In our drive to boost profitability, Accuride continues to actively explore potential opportunities to expand our business globally, and opportunistically refinance our debt."

2015 Financial Guidance
Accuride management expects the Company's 2015 net sales to be in the range of $700 million to $750 million, and Adjusted EBITDA to be in the range of $85 million to $95 million.  The midpoints of the Company's revenue and Adjusted EBITDA ranges represent increases of 3 percent and 15 percent, respectively, over Accuride's 2014 results.  The Company has based its 2015 guidance on the following projections for the North American commercial vehicle industry:  Class 8 production in the range of 310,000 to 330,000 units, Class 5-7 production in the range of 220,000 to 225,000 units and Trailer segment production in the range of 280,000 to 300,000 units.  In addition, management expects net sales for the Brillion business unit to be down by 15 percent to 20 percent versus 2014 due to continued softness in its oil and gas, agricultural and mining end markets.

Earnings Conference Call Information
Accuride will host a conference call to discuss the financial and operational results of its Second Quarter 2015 on Monday, July 27, 2015, beginning at 9:00 a.m. CDT.  Analysts and investors may participate on the conference call by dialing (855) 542-4217 in the United States, or (412) 455-6081 internationally, and using participant code 85101918.  A live webcast of the call can be accessed at the Accuride website Investors section: www.AccurideCorp.com/investors.  A replay will be available from July 27, 2015, at Noon CDT until 10:59 p.m. CDT, August 3, 2015, by calling (855) 859-2056 in the United States, or (404) 537-3406 internationally, using access code 85101918.

About Accuride Corporation
With headquarters in Evansville, Ind., USA, Accuride Corporation is a leading supplier of components to the North American commercial vehicle industry. The company's products include commercial vehicle wheels; wheel-end components and assemblies; and specialty cast-iron components for a range of agricultural, construction and mining, and oil and gas equipment applications.  The company's products are marketed under its brand names, which include Accuride®, Accuride Wheel End SolutionsTM, Gunite®, and BrillionTM. Accuride's common stock trades on the New York Stock Exchange under the ticker symbol ACW. For more information, visit the Company's website at http://www.accuridecorp.com.

Forward-Looking Statements
Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Accuride's expectations, hopes, beliefs, and intentions with respect to future results. Such statements are subject to the impact on Accuride's business and prospects generally of, among other factors, market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Accuride's Securities and Exchange Commission filings, including those described in Item 1A of Accuride's Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Any forward-looking statement reflects only Accuride's belief at the time the statement is made. Although Accuride believes that the expectations reflected in these forward-looking statements are reasonable, it cannot guarantee its future results, levels of activity, performance or achievements. Except as required by law, Accuride undertakes no obligation to update any forward-looking statements to reflect events or developments after the date of this news release.

Three Months Operating Results
(UNAUDITED)

	Three Months Ended June 30,
(Dollars in thousands)	2015			2014

Net sales:
Wheels	$114,356	61.7%		$101,155	55.7%
Gunite	47,006	25.3%		48,304	26.6%
Brillion	24,018	13.0%		32,116	17.7%
Total net sales	$185,380	100.0%		$181,575	100.0%

Gross Profit	$25,906	14.0%		$22,422	12.3%

Income (loss) from Operations:
Wheels	$17,405	15.2%		$11,857	11.7%
Gunite	7,338	15.6%		7,243	15.0%
Brillion Iron Works	(1,470)	(6.1	) %	489	1.5%
Corporate / Other	(9,089)	—		(7,285)	—
Consolidated Total	$14,184	7.7%		$12,304	6.8%

Net Income	$6,339	3.4%		$5,295	2.9%

Adjusted EBITDA:
Wheels	$26,090	22.8%		$20,934	20.7%
Gunite	8,694	18.5%		8,304	17.2%
Brillion Iron Works	(256)	(1.1	) %	1,605	5.0%
Corporate / Other	(8,625)	—		(7,609)	—
Continuing Operations	$25,903	14.0%		$23,234	12.8%

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Six Months Operating Results
(UNAUDITED)

	Six Months Ended June 30,
(Dollars in thousands)	2015		2014

Net sales:
Wheels	$222,692	60.3%	$193,373	55.5%
Gunite	84,746	23.0%	92,277	26.5%
Brillion	61,601	16.7%	62,709	18.0%
Total net sales	$369,039	100.0%	$348,359	100.0%

Gross Profit	$46,837	12.7%	$39,445	11.3%

Income (loss) from Operations:
Wheels	$30,657	13.8%	$21,599	11.2%
Gunite	10,079	11.9%	10,521	11.4%
Brillion Iron Works	726	1.2%	1,764	2.8%
Corporate / Other	(17,950)	-	(15,011)	-
Consolidated Total	$23,512	6.4%	$18,873	5.4%

Net Income	$5,751	1.6%	$1,722	0.5%

Adjusted EBITDA:
Wheels	$48,319	21.7%	$40,130	20.8%
Gunite	12,770	15.1%	12,621	13.7%
Brillion Iron Works	3,125	5.1%	4,019	6.4%
Corporate / Other	(17,026)	—	(15,580)	—
Continuing Operations	$47,188	12.8%	$41,190	11.8%

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ACCURIDE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands except per share data)	2015	2014	2015	2014

NET SALES	$185,380	$181,575	$369,039	$348,359
COST OF GOODS SOLD	159,474	159,153	322,202	308,914
GROSS PROFIT	25,906	22,422	46,837	39,445
OPERATING EXPENSES:
Selling, general and administrative	11,722	10,118	23,325	20,572
INCOME FROM OPERATIONS	14,184	12,304	23,512	18,873
OTHER INCOME (EXPENSE):
Interest expense, net	(8,354)	(8,487)	(16,704)	(16,907)
Other loss, net	(84)	(169)	(1,256)	(699)
INCOME BEFORE INCOME TAXES FROM CONTINUING OPERATIONS	5,746	3,648	5,552	1,267
INCOME TAX EXPENSE (BENEFIT)	(378)	(1,461)	8	(557)
INCOME FROM CONTINUING OPERATIONS	6,124	5,109	5,544	1,824
DISCONTINUED OPERATIONS, NET OF TAX	215	186	207	(102)
NET INCOME	$6,339	$5,295	$5,751	$1,722
OTHER COMPREHENSIVE INCOME, NET OF TAX:
Defined benefit plans	17,566	140	18,840	473
COMPREHENSIVE INCOME	$23,905	$5,435	$24,591	$2,195
Weighted average common shares outstanding—basic	47,991	47,737	47,907	47,667
Basic income per share-continuing operations	0.13	0.11	0.12	0.04
Basic income per share-discontinued operations	—	—	—	—
Basic income per share	$0.13	$0.11	$0.12	$0.04
Weighted average common shares outstanding—diluted	49,286	49,003	48,554	48,299
Diluted income per share-continuing operations	0.13	0.11	0.12	0.04
Diluted income per share-discontinued operations	—	—	—	—
Diluted income per share	$0.13	$0.11	$0.12	$0.04

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ACCURIDE CORPORATION
CONSOLIDATED ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended June 30,
(In thousands)	2015	2014

Net income	$6,339	$5,295
Income tax benefit	(378)	(1,461)
Interest expense, net	8,354	8,487
Depreciation and amortization	10,413	10,230
Restructuring, severance and other charges[1]	531	—
Other items related to our credit agreement[2]	644	683
Adjusted EBITDA	$25,903	$23,234

Note:
1)
For the three months ended June 30, 2015, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, plus $0.5 million in costs associated with restructuring items. For the three months ended June 30, 2014, Adjusted EBITDA represents net income before net interest expense, income tax benefit, depreciation and amortization.

2)
Items related to our credit agreement refer to amounts utilized in the calculation of financial covenants in Accuride's senior credit facility. For the three months ended June 30, 2015, items related to our credit agreement consisted of foreign currency losses and other income or expenses of $0.6 million. For the three months ended June 30, 2014, items related to our credit agreement consisted of foreign currency losses and other income or expenses of $0.7 million.

	Six Months Ended June 30,
(In thousands)	2015	2014

Net income	$5,751	$1,722
Income tax expense (benefit)	8	(557)
Interest expense, net	16,704	16,907
Depreciation and amortization	21,009	20,502
Restructuring, severance and other charges[1]	1,239	627
Other items related to our credit agreement[2]	2,477	1,989
Adjusted EBITDA	$47,188	$41,190

Note:
3)
For the six months ended June 30, 2015, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, plus $1.2 million in costs associated with restructuring items. For the six months ended June 30, 2014, Adjusted EBITDA represents net income before net interest expense, income tax benefit, depreciation and amortization, plus $0.6 million in costs associated with restructuring items.

4)
Items related to our credit agreement refer to amounts utilized in the calculation of financial covenants in Accuride's senior credit facility. For the six months ended June 30, 2015, items related to our credit agreement consisted of foreign currency losses and other income or expenses of $2.5 million. For the six months ended June 30, 2014, items related to our credit agreement consisted of foreign currency losses and other income or expenses of $2.0 million.

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ACCURIDE CORPORATION
SEGMENT ADJUSTED EBITDA RECONCILIATION
(UNAUDITED)

	Three Months Ended June 30, 2015
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$17,405	$7,485	$1,200	$26,090
Gunite	7,338	1,106	250	8,694
Brillion Iron Works	(1,470)	1,184	30	(256)
Corporate / Other	(9,089)	627	(163)	(8,625)
Continuing Operations	$14,184	$10,402	$1,317	$25,903

Imperial Group	(11)	11	—	—
Consolidated Total	$14,173	$10,413	$1,317	$25,903

	Three Months Ended June 30, 2014
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$11,857	$7,877	$1,200	$20,934
Gunite	7,243	811	250	8,304
Brillion Iron Works	489	1,086	30	1,605
Corporate / Other	(7,285)	446	(770)	(7,609)
Continuing Operations	$12,304	$10,220	$710	$23,234

Imperial Group	(10)	10	—	—
Consolidated Total	$12,294	$10,230	$710	$23,234

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	Six Months Ended June 30, 2015
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$30,657	$15,262	$2,400	$48,319
Gunite	10,079	2,191	500	12,770
Brillion Iron Works	726	2,339	60	3,125
Corporate / Other	(17,950)	1,196	(272)	(17,026)
Continuing Operations	$23,512	$20,988	$2,688	$47,188

Imperial Group	(21)	21	—	—
Consolidated Total	$23,491	$21,009	$2,688	$47,188

	Six Months Ended June 30, 2014
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$21,599	$15,784	$2,747	$40,130
Gunite	10,521	1,600	500	12,621
Brillion Iron Works	1,764	2,195	60	4,019
Corporate / Other	(15,011)	902	(1,471)	(15,580)
Continuing Operations	$18,873	$20,481	$1,836	$41,190

Imperial Group	(21)	21	—	—
Consolidated Total	$18,852	$20,502	$1,836	$41,190

We define Adjusted EBITDA as our net income or loss before income tax expense or benefit, interest expense, net, depreciation and amortization, restructuring, severance, and other charges, impairment, and currency losses, net. Adjusted EBITDA has been included because we believe that it is useful for us and our investors to measure our ability to provide cash flows to meet debt service. Adjusted EBITDA should not be considered an alternative to net income (loss) or other traditional indicators of operating performance and cash flows determined in accordance with accounting principles generally accepted in the United States ("GAAP"). We present the table of Adjusted EBITDA because covenants in the agreements governing our material indebtedness contain ratios based on this measure on a quarterly basis. While Adjusted EBITDA is used as a measure of liquidity and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculations.

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ACCURIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30,	December 31,
(In thousands)	2015	2014

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$30,847	$29,773
Customer and other receivables	77,691	63,570
Inventories	40,724	43,065
Other current assets	13,586	13,472
Total current assets	162,848	149,880
PROPERTY, PLANT AND EQUIPMENT, net	206,174	212,183
OTHER ASSETS:
Goodwill and other assets	234,678	236,359
TOTAL	$603,700	$598,422
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$65,573	$56,452
Other current liabilities	38,172	40,619
Total current liabilities	103,745	97,071
LONG-TERM DEBT	316,760	323,234
OTHER LIABILITIES	126,763	147,314
STOCKHOLDERS' EQUITY:
Total stockholders' equity	56,432	30,803
TOTAL	$603,700	$598,422

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